Exhibit 21



                  Subsidiaries of the Registrant


The following are subsidiaries of Crompton & Knowles Corporation:

Name                                   Place of Organization

CK Holding Corporation                       Delaware
Crompton & Knowles Overseas Corporation      Delaware
Crompton & Knowles Canada Limited            Canada
Crompton & Knowles Europe S.A.               Belgium
Crompton & Knowles (France) S.A.             France
Crompton & Knowles (Hong Kong) Ltd.          Hong Kong
Crompton & Knowles (Korea) Ltd.              Korea
Davis-Standard Corporation                   Delaware
Davis-Standard (France) SARL                 France
Crompton & Knowles Colors Incorporated       Delaware
ER-WE-PA Davis-Standard GmbH                 Germany
Ingredient Technology Corporation            Delaware
Grandma Food Products, Ltd.                  Canada
Killion Extruders, Inc.                      New Jersey
Uniroyal Chemical Corporation                Delaware
Uniroyal Chemical Company, Inc.              New Jersey
Lokar Enterprises, Inc.                      Delaware
Uniroyal Chemical Company Limited            Scotland
Naugatuck Treatment Company                  Connecticut
Uniroyal Chemical Limited                    Bahamas/Delaware
Interbel Trading, Inc.                       Florida
Uniroyal Chemical Investments Ltd.           Canada
Gustafson, Inc.                              Minnesota
Uniroyal Chemical International Company      Texas
Uniroyal Chemical Brazil Holding, Inc.       Delaware
Uniroyal Quimica Sociedad Anonima Comerciale Argentina
 Industrial
Gustafson International Company              Texas
Uniroyal Chemical S.A.R.L                    Switzerland
Uniroyal Chemical S.A.                       Spain
Uniroyal Chemical (Proprietary) Limited      South Africa
Uniroyal Chemical Taiwan Ltd                 Taiwan
Uniroyal Chemical Pty. Ltd.                  Australia
Unicorb Limited                              England
Uniroyal Chemical Export Limited             Delaware
Uniroyal Chemical Leasing Company, Inc.      Delaware
Industrias Gustafson S.A. de C.V.            Mexico


(Continued)

The following are subsidiaries of Crompton & Knowles Corporation:



Name                                   Place of Organization

Uniroyal Chemical Ltd/Ltee                   Canada
Uniroyal Chemical Asia, Ltd.                 Delaware
Trace Chemicals Inc.                         Nevada
Uniroyal Chemical Technology B.V.            The Netherlands
Hannaford Seedmaster Services (Australia)    Australia
 Pty. Ltd.
Uniroyal Chemical International Sales        Barbados
 Corporation
Novaquim Holdings S.A. de C.V.               Mexico
Hancock Tire Company Limited                 Canada
Uniroyal Chemical Partipacoes Ltda.          Brazil
Uniroyal Chemical Holdings B.V.              The Netherlands
Novaquim S.A. de C.V.                        Mexico
Uniroyal Quimica S.A.                        Brazil
Uniroyal Chimica S.p.A                       Italy
Uniroyal Chemical B.V.                       The Netherlands
Monochem, Inc.                               Louisiana
Rubicon Inc.                                 Louisiana
TOA Uni Chemical Manufacturing Ltd.          Thailand
TOA Uni Chemicals Ltd.                       Thailand
Unikor Chemical Inc.                         Korea